SECURITIES AND EXCHANGE COMMISSION
                                          WASHINGTON, D.C. 20549

                                                 FORM S-8
                        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     THERMO-MIZER ENVIRONMENTAL CORP.
                          (Exact name of registrant as specified in its charter)

                                                 Delaware
                  (State or other jurisdiction of incorporation or organization)

                                                22-2312917
                                       (Employer Identification No.)

                             960 E.  Hazelwood Ave., Rahway, New Jersey 07065
                                 (Address of principal executive offices)

                                       Shares Issued to a Consultant
                                         (Full title of the plan)

                                           Steven Schuster, Esq.
                                          McLaughlin & Stern, LLP
                                            260 Madison Avenue
                                            New York, NY 10016
                                              (212) 448-1100
      (Telephone number, including area code, of agent for service)

                             CALCULATION OF REGISTRATION FEE

Title of               Amount           Proposed maximum      Proposed maximum        Amount of
securities              to be            offering price              aggregate      registration
to be registered   registered           per share                 offering price        fee

Common Stock,    600,000 shares      $.25(1)                     $150,000 (1)           $44.25
par value
$.001 per share

TOTAL                                                                                   $44.25

1) The proposed maximum offering price and maximum aggregate offering price is has been determined in accordance with Rule 457(c) promulgated under the Securities Act of 1933.

         This Registration Statement, including all exhibits and attachments, contains 19 pages. The exhibit index may be found on page 6 of the consecutively numbered pages of the Registration Statement.

                                                  PART I

                           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information

         The documents containing the information specified in this Item will be sent or given to individuals who have been granted or will be granted awards under the Plan by Thermo-Mizer Environmental Corp., a Delaware corporation (the"Registrant"), and are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement") in accordance with the rules and regulations of the Securities and Exchange Commission (the"Commission").

         The Registrant has authorized the issuance of 600,000 shares of common stock to Roy Meadows (the "Consultant") in consideration for certain consulting services pursuant to a consulting agreement dated March 27, 1998 (the "Consulting Agreement"), which shares are being registered pursuant to this Registration Statement. The services to be rendered pursuant to the Consulting Agreement in consideration for the shares of Common Stock include, but are not limited to, publicizing and advising the Registrant in matters of business combinations including the modification of the Registrant's debt and identification of potential merger candidates. Pursuant to the Consulting Agreement, the Consultant has the right to pay the Registrant, Sixty-Thousand ($60,000) Dollars, or Ten Cents ($.10) per share for 600,000 shares of the Registrant's Common Stock. The Consulting Agreement is not subject to any provisions of the Employee Retirement Income Security Act of 1974. In addition, the Consulting Agreement is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

     For additional information about the Plan, Jon Darcy, President of the Registrant can be contacted at the following address and telephone number: 960
E. Hazelwood Ave., Rahway, New Jersey 07065. (201)941-5805

Item 2.  Registrant Information and Employee Plan Annual Information

         The documents containing the information specified in this Item will be sent to the participant which has been granted the award by the Registrant and are not being filed with, or included in, this Registration Statement in accordance with the rules and regulations of the Commission.

                                                 PART II
                            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         1. The description of the shares of common stock, par value $.001 per share ("the Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 13, 1995 (File number O-26982) pursuant to Section 12 (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporates by reference the description of the shares of Common Stock contained in the Registration Statement on Form SB-2 (File Number 33- 87284-NY) declared effective by the Commission on August 14, 1995.

         2. The Registrant's Registration Statement on Form SB-2 (File Number 33- 87284-NY).

         3. The Registrant's Annual Report on Form 10-KSB for the fiscal year June 30, 1997 filed on September 30, 1997.

         4. The Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997 filed on November 14, 1997.

         5. All documents filed by the Registrant with the Commission pursuant to Sections 13 (a), 13 (c), 14 or 15 (d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicate that all securities offered have been sold or which registers all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated be reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of  Securities

         The description of the shares of common stock, par value $.001 per share ("the Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 31, 1995 (File number O-26982) pursuant to Section 12(g) of the Exchange Act, which incorporates by reference the description of the shares of Common Stock contained in the Registration Statement on Form SB-2 (File Number 33-87284-NY). Such shares are traded on the NASDAQ SmallCap Market under the symbol "THMZ" and the Boston Stock Exchange under the symbol "THZ."

Item 5.  Interests of Named Experts and Counsel

         The legality of the Common Stock being offered hereby will be passed upon for the Company by McLaughlin & Stern, LLP, New York, New York. Mr. Steven W.
Schuster, a member of the firm, is Secretary of the Company.

Item 6.  Indemnification of Directors and Officers

         Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the "GCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in such capacity of another corporation or business organization. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or agent in connection with such action, suit or proceeding is such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such individual against the expenses that were reasonably incurred.

         Reference is also made to Section 102 (b) (7) of the GCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director's fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption From Registration Claimed

Not applicable.



Item 8.  Exhibits

3(i)     * Certificate of Incorporation

3(ii)    *By-Laws

5 Opinion of McLaughlin & Stern, LLP regarding the legality of the securities being registered.

10.20 Agreement with Roy Meadows dated March 27, 1998.

24.2 Consent of  McLaughlin  & Stern,  LLP  (included  in, and  incorporated  by
Exhibit 5 hereto).

*Included in, and incorporated by reference to, the Registrant's Registration Statement on Form SB-2 (File Number 33 87284-NY).

Item 9.  Undertakings.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

         (4)  That,  for  purposes  of  determining   any  liability  under  the
Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Ridgefield, State of New Jersey, on this 29th day of March, 1998.

                        THERMO-MIZER ENVIRONMENTAL CORP.

                                               By:    /s/Jon J. Darcy
                                                     Jon J. Darcy
                                                     President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                             Title                          Date

/s/Jon J. Darcy              President, Chief Executive          March 29, 1998
---------------------------
Jon J.  Darcy                Officer, Chief Financial Officer,
                                    Director


/s/Edward A. Sundberg        Chairman of the Board               March 29, 1998
----------------------
Edward A.  Sundberg                 of  Directors


----------------------       Director
Charles J. Garay

/s/K. Ivan F. Gothner        Director                            March 29, 1998
----------------------
K. Ivan F. Gothner

/s/Edward A. Heil            Director                            March 29, 1998
Edward A. Heil

EXHIBIT 5
                             McLAUGHLIN & STERN, LLP
                               260 Madison Avenue
                            New York, New York 10016
                                                   (212) 448-1100
                               FAX (212) 448-0066

New Jersey Office                                        Millbrook Office
411 Hackensack Avenue                                    Franklin Avenue
Hackensack, NJ  07601                                    P.O. Box 1369
(201) 488-1105                                           Millbrook, NY 12545
FAX (201) 488-3679                                       (914) 677-5700
                                                         FAX (914) 677-0097

                                                     March 29, 1998

United States Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
                           Re:      Thermo-Mizer Environmental Corp.
Gentlemen:

         Reference is made to the Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission by Thermo-Mizer Environmental Corp (the "Company").

         We hereby advise you that we have examined originals or copies certified to our satisfaction of the Certificate of Incorporation and amendments thereto and the By-Laws of the Company, minutes of the meetings of the Board of Directors and Shareholders and such other documents and instruments, and we have made such examination of law as we have deemed appropriate as the basis for the opinions hereinafter expressed.

         Based on the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

         2. The 600,000 shares of Common Stock, which are due to br sold pursuant to the Registration Statement have been duly and validly authorized and, when issued, will be validly issued, fully paid and non-assessable.

         In addition, we hereby consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the prospectus forming part of such Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                                      Very truly yours,


                                                      McLaughlin & Stern, LLP

                                        CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT made this 27th day of March, 1998, by and between;

                                    Roy Meadows
                                    1230 Douglas Ave, suite 200
                                    Longwood, FL 32779
                                    Telephone (407) 786-3701

     a Florida Corporation (hereinafter referred to as "RM"), and;

                                    Thermo-Mizer Environmental, Corp.
                                    960 E. Hazelwood Ave.
                                    Rahway, N.J. 07065
                                    Telephone (732) 381-8200

     (hereinafter referred to as "COMPANY"), collectively RM and COMPANY hereinafter referred to as "the parties".

                                             WITNESSETH:

                  WHEREAS, RM is a business consultant with expertise in the business of private and publicly traded companies, debt restructuring and business combinations; and is in the business of providing similar services to other clients; and

                  WHEREAS, COMPANY is publicly held with its common stock trading on one or more stock exchanges and/or over-the-counter; and

                  WHEREAS, RM is willing to accept COMPANY as a client.

                  WHEREAS, COMPANY requires business consulting services and desires to employ and/or retain RM to provide such services as an independent contractor, and RM is agreeable to such a relationship and/or arrangement, and the parties desire a written document formalizing and defining their relationship and evidencing the terms of their agreement;

                  THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, it is agreed as follows:













                                   DEFINITIONS AND INTERPRETATIONS

COMPANY Initial _______                                      RM Initial ______

     1. Captions and Section Numbers
     The headings and section references in this Consulting Agreement are for convenience of reference only and do not form a part of this Consulting Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Consulting Agreement or any provisions thereof.

     2. Extended Meanings
     The words "hereof", "herein", "hereunder", "hereto" and similar expressions used in any clause, paragraph or section of this Consulting Agreement and any Addendums and/or Exhibits attached to this Consulting Agreement will relate to the whole of this Consulting Agreement including any attached Addendums and/or Exhibits and not to that clause, paragraph or section only, unless otherwise expressly provided.

     3. Number and Gender
     In this Consulting Agreement words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.

     4. Section References and Schedules
     Any reference to a particular "article", "section", "paragraph" or other subdivision of this Consulting Agreement and any reference to a schedule, exhibit or addendum by name, number and/or letter will mean the appropriate schedule, exhibit or addendum attached to this Consulting Agreement and by such reference is incorporated into and made part of this Consulting Agreement.

                                              AGREEMENT

     5. Appointment
     COMPANY hereby appoints and engages RM as its corporate consultant and hereby retains and engages RM upon the terms and conditions of this Consulting Agreement. RM accepts such appointment and agrees to perform the services upon the terms and conditions of said Consulting Agreement.

     6. Engagement
     COMPANY engages RM to publicize the COMPANY and advise it concerning matters of business combinations, as further described below and subject to the further provisions of this Consulting Agreement. RM hereby accepts said engagement and COMPANY as a client.

     7. Authority and Description Of Services
     During the term of this Consulting Agreement RM shall furnish various professional services and advice as specifically requested by COMPANY. Said professional services and advice shall relate to those services, items and/or subjects described herein as follows:
         a. RM shall act, generally, as a consultant to the COMPANY with regard to modifying COMPANY debt and identifying potential merger candidates.
         b. RM's compensation under this Consulting Agreement shall be deemed to include the above mentioned costs and expenses, unless otherwise expressly provided herein.

     8. Term Of Agreement
     This agreement shall become effective upon execution hereof and shall continue thereafter and remain in effect for a period of one (1) year. It is expressly acknowledged and agreed by and between the parties hereto that RM shall not be obligated to provide any services and/or perform any work related to this Consulting Agreement until such time any agreed and/or specified retainer (deposit, initial fee, down-payment) in U.S. funds, and/or other specified and/or agreed valuable consideration, has been received by RM.

     9. Where Services Shall Be Performed.

COMPANY Initial _______                                    RM Initial ______

     RM services shall be performed at the main office  location of RM, or other
     such  designated   location(s)  as  RM  and  COMPANY  agree  are  the  most
     advantageous for the work to be performed.

     10. Limitations On Services
     The parties hereto recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in-house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly, RM agrees as follows:
         a. RM shall NOT release any financial or other information or data about COMPANY without the consent and approval of COMPANY.
         b. RM shall NOT conduct any meetings with financial analysts without informing COMPANY in advance of any proposed meeting, the format or agenda of such meeting and COMPANY may elect to have a representative of COMPANY attend such meeting.
         c. RM shall NOT release any information or data about COMPANY to any selected or limited person(s), entity, or group if RM is aware that such information or data has not been generally released or promulgated and COMPANY requests in writing that said information or data is not to be so released or promulgated.
         d. After notice by COMPANY of filing for a proposed public offering of securities of COMPANY, and during any period of restriction on publicity, RM shall not engage in any consulting efforts not in the normal course without approval of counsel for COMPANY and of counsel for the underwriter(s), if any.

     11. Duties Of Company
         a. COMPANY shall supply RM, on a regular and timely basis with all approved data and information about COMPANY, its management, its products, and its operations and COMPANY shall be responsible for advising RM of any facts which would affect the accuracy of any prior data and information previously supplied to RM so that RM may take corrective action.
         b. COMPANY shall promptly supply RM: with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all shareholder reports and communications whether or not prepared with the assistance of RM; with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/services brochures, sales materials, etc.
         c. RM reports are not intended to be used in the offering of securities. Accordingly, clients must agree to each of the points listed below and to indemnify RM for any breach of these representations and covenants.

                  i. COMPANY is not presently engaged in a private or public offering of securities, including S-8 or Regulation S, or including any continuing distribution, whether or not exempt, that will not be included prior to the issuance of a RM research report on COMPANY, and COMPANY has no intention of making such an offering during the initial term of this Consulting Agreement. An "evergreen" prospectus for employee stock option and other plans will not preclude issuance of RM research reports.
                  ii.  COMPANY  will  notify RM in  writing a minimum of fifteen
         (15) days prior to making any private or public offering of securities, including but not limited to S-8 filing or Regulation S.
                  iii.COMPANY will notify RM at least 30 days prior to any insider selling of COMPANY's stock of which it is aware.
                  iv.COMPANY will not use RM reports in connection with any offering of securities without the prior written consent of RM.
                  v.COMPANY will not cause to be effected any split of the COMPANY's stock during the first four months of the term of this AGREEMENT without the prior written consent of RM.

         d. In that RM relies on information provided by COMPANY for a substantial part of its preparations and reports, COMPANY must represent that said information is neither false nor

COMPANY Initial _______                                  RM Initial ______
     misleading, and agrees to hold harmless and indemnify RM for any breach of these representations and covenants; and COMPANY agrees to hold harmless and indemnify RM for any claims relating to the purchase and/or sale of COMPANY securities occurring out of, or in connection with, RM's relationship with COMPANY, including, without limitation, reasonable attorneys' fees and other costs arising out of any such claims.
         e. In that RM, or entities affiliated with RM may hold a position in and engage in transactions with respect to COMPANY securities, and in light of the fact that RM imposes restrictions on such transactions to guard against trading on the basis of material nonpublic information COMPANY shall contemporaneously notify RM if any information or data being supplied to RM has not been generally released or promulgated.

     12. Representation And Indemnification Of Company
         a. COMPANY shall be deemed to make a continuing representation of the accuracy of any and all material facts, materials, information, and data which it supplies to RM and the COMPANY acknowledges its awareness that RM will rely on such continuing representation in disseminating such information and otherwise performing, provided that RM shall not perform any investor relations functions.
         b. RM, in the absence of notice in writing from COMPANY, will rely on the continuing accuracy of materials, information, and data supplied by COMPANY.
         c. COMPANY hereby agrees to hold harmless and indemnify RM against any claims, demands, suits, loss, damages, etc., arising out of RM's reliance upon the instant accuracy and continuing accuracy of such facts, materials, information, and data, unless RM has been negligent in performing its duties and obligations hereunder.
         d. COMPANY shall cooperate fully and timely with RM to enable RM to perform his duties and obligations under this Consulting Agreement.
         e. The execution and performance of this Consulting Agreement by COMPANY has been duly authorized by the Board of Directors of COMPANY in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of COMPANY.
         f. The performance by COMPANY of this Consulting Agreement will not violate any applicable court decree or order, law or regulation, nor will it violate any provision of the organizational documents and/or bylaws of COMPANY or any contractual obligation by which COMPANY may be bound.
         g. COMPANY activities pursuant to this Consulting Agreement or as contemplated by this Consulting Agreement do not constitute and shall not constitute acting as a securities broker or dealer under federal or state securities laws; any contact between COMPANY and a potential investor in COMPANY shall be such that COMPANY would be acting merely as a finder or consultant with respect to such prospective investor obligations under this agreement.
         h. COMPANY shall promptly deliver to RM a complete due diligence package to include latest 10KSB, latest 10QSB, last 6 months of press releases and all other relevant materials, including but not limited to corporate reports, brochures, etc.
         i. COMPANY shall act diligently and promptly in reviewing materials submitted to it by RM to enhance timely distribution of the materials and shall inform RM of any inaccuracies contained therein within a reasonable time prior to the projected or known publication date.






     Representaion And Indemnification Of RM
         a. The performance by RM of this Consulting Agreement will not violate any applicable court decree or order, law or regulation, or any contractual obligation by which RM may be bound.
         RM's activities   pursuant   to  this   Consulting   Agreement   or  as
              contemplated by this Consulting Agreement do not constitute and shall not constitute acting as a securities broker or dealer

COMPANY Initial _______                                  RM Initial ______
              under federal or state securities laws. Any contact between RM and a potential investor in COMPANY shall be such that RM would be acting merely as a finder or consultant with respect to such prospective investor and shall be outside the scope of this agreement.
         RM's activities  pursuant to this  Consulting  Agreement  shall not be, directly or indirectly, in connection with capital raising activities or promotion of the Company's stock.

     13. Compensation
         a. Compensation payable to RM for all services hereunder, including but not limited to acquisition and merger services, shall be paid by COMPANY to RM by the means and in the manner or manners as described in "Addendum A", a copy of which is attached hereto and incorporated herein by this reference.
         b. All moneys payable hereunder shall be in U.S. funds and drawn on U.S. banks. c. For all special services, not within the scope of this Consulting Agreement, COMPANY shall pay to RM such fee(s) as, and when, the parties shall determine in advance of performance of said special services, provided COMPANY has agreed to said special services.

     14. Billing And Payment
     Monthly fees or payments shall be due and payable without billing. Billing and payments for special services shall be as agreed on a case by case basis. COMPANY acknowledges and agrees that deposits, initial payments, down payments, partial payments, payments for special services, monthly fees or monthly payments shall be by wire to RM's bank account upon execution of any agreement or agreements, or; upon payment due date in the case of monthly fees or monthly payments, or; in the case of special services by the first day of the preceding month that work is scheduled to be performed, unless expressly provided otherwise in writing, and that if such funds are not received by RM by said date COMPANY shall pay to RM an additional operations charge equal to 1% for each day said funds are not received.

     15. RM As An Independent Contractor
     RM shall provide said services as an independent contractor, and not as an employee of COMPANY or of any company affiliated with COMPANY. RM has no authority to bind COMPANY or any affiliate of COMPANY to any legal action, contract, agreement, or purchase, and such action can not be construed to be made in good faith or with the acceptance of COMPANY; thereby becoming the sole responsibility of RM. RM is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded COMPANY employees. RM shall be solely responsible for any Federal, State, or Local Taxes, and should COMPANY for any reason be required to pay taxes at a later date, RM shall reassure such payment is made by RM, and not by COMPANY. RM shall be responsible for all workers compensation payments and herein holds COMPANY harmless for any and all such payments and responsibilities related hereto.

     16. RM Not To Engage In Conflicting Activities
     During the term of this agreement RM shall not engage in any activities that directly conflicts with the interests of COMPANY. COMPANY hereby acknowledges notification by RM and understands that RM does, and shall, represent and service other and multiple clients in the same manner as it does COMPANY, and that COMPANY is not an exclusive client of RM.






     17. Trade Secrets And Inventions
     RM shall treat as proprietary any and all information belonging to COMPANY, it's affiliates, or any third parties, disclosed to RM in the course of the performance of RM services. RM assigns and agrees to assign to COMPANY or its nominee all rights in invention and other proprietary information

COMPANY Initial _______                                  RM Initial ______
     conceived by RM during the term of this agreement with respect to any work performed under said agreement.

     18. Inside Information -- Securities Violations
     In the course of the performance of this agreement it is expected that specific sensitive information concerning the operations of COMPANY's business, and/or affiliate companies shall come to the attention and knowledge of RM. In such event RM will not divulge, discuss, or otherwise reveal such information to any third parties.

     19. Disclosure
     RM is required to disclose any outside activities or interests, including ownership or participation in the development of prior inventions, that conflict or may conflict with the best interests of COMPANY. It is mutually understood that prompt disclosure is required under this paragraph if the activity or interest is related, directly or indirectly, to any activity that RM may be involved with on behalf of COMPANY.

     20. Warranty Against Contemplation of Agreement Related Corrupt Practices RM represents and warrants that all payments and other valuable considerations paid or to be paid under this agreement constitutes compensation for services rendered; that this agreement and all payments and other valuable considerations and the use of those payments and valuable considerations are non-political in nature; and that said payments and valuable considerations do not influence, sway or bribe any government or municipal party, either domestic or foreign, in any way.

     21. Amendments
     This agreement may be modified or amended, provided such modifications or amendments are mutually agreed upon by and between the parties hereto and that said modifications or amendments are made in writing and signed by both parties.

     22. Severability
     If any provision of this agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this agreement is contrary to law, invalid or unenforceable, and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

     23. Termination of Agreement
     This Consulting Agreement may not be terminated by either party prior to the expiration of the term provided in Paragraph 8 above except as follows:
         a. Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary; b. Upon the other party taking the benefit of any insolvency law; and/or c. Upon the other party having or applying for a receiver appointed for either party.
         d. As provided for in Paragraph 28 below.

     24. Attorney Fees
     In the event either party is in default of the terms or conditions of this Consulting Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs, reasonable attorney fees, expenses and court costs through trial, appeal and to final disposition.

     25. Return Of Records
     Upon termination of this agreement, RM shall deliver all records, notes, data, memorandum, models and equipment of any nature that are in the control of RM that are the property of or relate to the business of COMPANY.


COMPANY Initial _______                                   RM Initial ______

      26.Non-waiver
     The failure of either party, at any time, to require any such performance by any other party shall not be constructed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require full performance hereunder.

     27. Disclaimer By RM
     RM shall be the preparer of certain promotional materials, and; RM makes no representation to COMPANY or others that; (a) its efforts or services will result in any enhancement to COMPANY (b) the price of COMPANY'S publicly traded securities will increase (c) any person will purchase COMPANY's securities, or (d) any investor will lend money to and/or or invest in or with COMPANY. RM shall not, directly or indirectly, engage in efforts regarding (b), (c ) or (d) in connection with its services under this agreement.

     28. Early Termination
     In the event COMPANY fails or refuses to cooperate with RM, or fails or refuses to make timely payment of the compensation set forth above and/or in Addendum "A", RM shall have the right to terminate any further performance under this agreement. In such event, and upon notification thereof, all compensation shall become immediately due and payable and/or deliverable, and RM shall be entitled to receive and retain the same as liquidated damages and not as a penalty, in lieu of all other remedies the parties hereby acknowledge and agree that it would be too difficult current ly to determine the exact extent of RM's damages, but that the receipt and retention of such compensation is a reasonable present estimate of such damage.

     29. Limitation Of RM Liability
     In the event RM fails to perform his work or services hereunder, his entire liability to COMPANY shall not exceed the lesser of; (a) the amount of cash compensation RM has received from COMPANY under Paragraph 13 above (b) the amount of cash compensation RM has received from COMPANY under Addendum "A", or (c) the actual damage to COMPANY as result of such non-performance. In no event shall RM be liable to COMPANY for any indirect, special or consequential damages, nor for any claim against COMPANY by any person or entity arising from or in any way related to this agreement.

     30. Ownership Of Materials
     All right, title and interest in and to materials to be produced by RM in connection with this Consulting Agreement and other services to be rendered under said agreement shall be and remain the sole and exclusive property of RM, except in the event COMPANY performs fully and timely its obligations hereunder, COMPANY shall be entitled to receive upon written request, one
     (1) copy of all such materials.

     31. Agreement Not To Hire
     COMPANY understands and appreciates that RM invested a tremendous amount of time, energy and expertise in the training of his employees and education of his sub contractors to be able to provide the very services COMPANY desires. COMPANY further understands that in the event an employee or sub contractor of RM is enticed to leave, then RM shall be damaged in an amount the parties are incapable of calculating at the present time. Therefore, COMPANY agrees not to offer employment or sub contractor status to any employee or sub contractor of RM, nor to allow any employee, officer, director, shareholder or consultant of COMPANY to offer such employment or sub contractor status with COMPANY or any other company, concern, venture or entity with whom officers, directors or consultants of COMPANY are employed, associated or hold a financial stake in for a period of three (3) years from the date of expiration or termination hereof. Further, in the event an employee or sub contractor of RM leaves the employ of or dissolves or breaks association with RM and subsequently establishes employment or an association of any kind with another business consultant or other type of competition of RM, COMPANY agrees not to do business with such other business consultant or

COMPANY Initial _______                             RM Initial ______
     competition of RM for a period of three (3) years from the date of expiration or termination hereof.

     32. Miscellaneous
         a. Effective date of representations shall be no later than the date of execution by the parties of this Consulting Agreement.
         b. Currency: In all instances, references to dollars shall be deemed to be United States Dollars. c. Stock: In all instances, references to stock shall be deemed to be unrestricted and free trading.

     33. Notices
     All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given by either personal delivery, certified mail, express mail or other national overnight courier services. Notices shall be deemed given upon the earlier of actual receipt or three
     (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice. Any notice required or permitted by this agreement to be given shall be given to the respective parties at the address first written above, on page one (1) of this consulting agreement.

     34. Parent and Subsidiary Companies or Entities
     This Consulting Agreement applies to all parent or subsidiary companies or entities of COMPANY.

     35. Exclusion With Respect To Partnership
     The parties agree that, in no way, shall this Consulting Agreement be construed as being an act of partnership between the parties hereto and that no party hereto shall have, as a result of the execution of this Consulting Agreement, any liability for the commitments of any other party of any type, kind or sort.

     36. Reasonable Expense Reimbursement
     In the course of RM providing services as neccessary hereunder, on the behalf of or for COMPANY during the term of this Consulting Agreement, COMPANY shall pay to, or reimburse, RM for any expenses incurred by RM that are not specifically described elsewhere herein, provided that COMPANY has been notified in advance by RM and approves of the nature and the cost of any such required expense and the amount of compensation and/or reimbursement related thereto. Expenses shall be deemed to include, but not be limited to, all costs related to the dissemination of press releases, overnight delivery services, compensation to third party vendors, transportation expenses, hotel expenses, airline fares, taxi fares, toll road fees, reasonable food expenses and reasonable gratuities related thereto. COMPANY shall have the right to book airline reservations, hotels, etc. itself on behalf of RM within five (5) days upon notice for the requirement thereof from RM.

     37. Time Is Of The Essence
     Time is hereby expressly made of the essence of this Consulting Agreement with respect to the performance by the parties of their respective obligations hereunder.



     38. Enurement
     This Consulting Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, assigns and any addenda's attached hereto.

      39.Entire Agreement
     This Consulting Agreement contains the entire agreement of the parties and may be modified or

COMPANY Initial _______                                      RM Initial ______
     amended only by agreement in writing, signed by the party against whom enforcement of any waiver, change, amendment, modification, extension or discharge is sought. It is declared by both parties that there are no oral or other agreements or understanding between them affecting this Consulting Agreement, or relating to the business of RM. This agreement supersedes all previous agreements between RM and COMPANY.

     40. Applicable Law
     This Agreement is executed pursuant to and shall be interpreted and governed for all purposes by the laws of the State of Florida for which the Courts in Seminole County, Florida shall have jurisdiction. If any provision of this Consulting Agreement is declared void, such provision shall be deemed severed from this agreement, which shall otherwise remain in full force and effect.

     41. Acceptance by RM
     This Consulting Agreement is not valid or binding upon RM unless and until executed by RM at his home office in Longwood, Florida.

     42. Execution In Counterpart; Telecopy-Fax
     This Consulting Agreement may be executed in counterparts, not withstanding the date or dates upon which this Consulting Agreement is executed and delivered by any of the parties, and shall be deemed to be an original and all of which will constitute one and the same agreement, effective as of the reference date first written above. The fully executed telecopy (fax) version of this Consulting Agreement shall be construed by all parties hereto as an original version of said Consulting Agreement.

     43.  Disclaimer
     RM is in the business of advising in mergers and acquisitions and marketing the Company's products, as previously stated above, and in no way proclaims to be an investment advisor and/or stock or securities broker. RM is not licensed as a stock or securities broker and is not in the business of selling such stocks or securities or advising as to the investment viability or worth of such stocks or securities.

         IN WITNESS WHEREOF, the parties hereto have set their hands in execution of this agreement.

     For and in behalf of; COMPANY:                  For and in behalf of; RM:


     By   /s/ Jon J. Darcy                           By /s/ Roy Meadows
                                                          Roy Meadows
     Title     President

COMPANY Initial _______                            RM Initial ______

                                           Consulting Agreement

                                               Addendum "A"

         (A.) COMPANY acknowledges and agrees RM shall not provide or contiue to provide services until all such fees are paid. COMPANY acknowledges that it has verified with its corporate council, accountants, corporate officers, board of directors, executive decision makers, and appropriate stock exhcanges that said stock can, in fact, be timely delivered to RM as agreed.


         (B.) Upon acceptance of this Agreement, COMPANY agrees to prepare and file for RM a registration statement (on form S-8 or other similar registration) for 600,000 shares of COMPANY comon stock for which RM will pay COMPANY $60,000 (sixty-thousand) dollars or .10 per share. COMPANY agrees to file said statement no later than five (5) business days from the date below. Payment for such shares shall be made in a timely fashion upon filing of the registration statement.









     For and in Behalf of COMPANY;               For and in Behalf of RM;

     /s/ Jon J. Darcy
                                                 Roy Meadows

       President
     Title

     March 27, 1998
     ----------------------------------------                 --------------
         Date                                                          Date








COMPANY Initial _______                             RM Initial ______